Exhibit 32.2

Certification of Chief Financial Officer Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350)

In connection with the Annual Report on Form 10-K of Kayne Anderson BDC, Inc. (the “Company”) for the period ended December 31, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Terry A. Hart, as Chief Financial Officer of the Company certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Terry A. Hart
Name:	Terry A. Hart
Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)
Date:	March 2, 2026

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.